TAC ACQUISITION CORP.

(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

TAC Acquisition Corp.

We have audited the accompanying balance sheet of TAC Acquisition Corp. (a development stage company) as of August 12, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from March 3, 2005 (date of inception) through August 12, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TAC Acquisition Corp. as of August 12, 2005 and the results of its operations and its cash flows for the period from March 3, 2005 (date of inception) through August 12, 2005 in conformity with U.S. generally accepted accounting principles.

Eisner LLP

New York, New York

August 18, 2005

F-1

TAC ACQUISITION CORP.

(a development stage company)

Balance Sheet

August 12, 2005
ASSETS
Current assets:
Cash	888,596
Cash held in Trust Account	121,420,156
Interest receivable	81,749
Prepaid insurance	91,667

Total assets	122,482,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	23,000
Accrued offering costs	110,000
Income tax payable	91,531

Total current liabilities	224,531

Common Stock, subject to possible redemption 4,397,800 shares at $5.52 per share	24,271,889

STOCKHOLDERS’ EQUITY
Preferred stock - $.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	0
Common stock - $.0001 par value; 400,000,000 shares authorized; 27,000,000 issued and outstanding (which includes 4,397,800 shares subject to possible redemption)	2,700
Additional paid-in capital	97,805,370
Net Income	177,678

Total stockholders’ equity	97,985,748

Total liabilities and stockholders’ equity	122,482,168

See notes to financial statements

F-2

TAC ACQUISITION CORP.

(a development stage company)

Statement of Operations

March 3, 2005 (Date of Inception) Through August 12, 2005
Formation costs	(12,345)
Operating costs	(41,543)

Net loss from operations for the period	(53,888)
Other income - interest	323,097

Income before taxes	269,209
Provision for income taxes	(91,531)

Net income	177,678

Weighted average number of shares outstanding — basic and diluted	10,229,814

Net income per share - basic and diluted	$0.02

See notes to financial statements

F-3

TAC ACQUISITION CORP.

(a development stage company)

Statement of Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Earnings Accumulated During Development Stage	Total
	Shares	Amount
Balance – March 3, 2005 (date of inception)
Contributions from founders	5,000,000	500	500	0	1,000

Sale of 22,000,000 units (including exercise of underwriters’ overallotment option) and underwriters’ option, net of underwriters’ discount and offering expenses	22,000,000	2,200	122,076,759	0	122,078,959
Net proceeds subject to possible redemption of 4,397,800 shares	0	0	(24,271,889)	0	(24,271,889)
Net income				177,678	177,678

Balance – August 12, 2005	27,000,000	2,700	97,805,370	177,678	97,985,748

See notes to financial statements

F-4

TAC ACQUISITION CORP.

(a development stage company)

Statement of Cash Flows

March 3, 2005 (Date of Inception) Through August 12, 2005
Cash flows from operating activities:
Net income	177,678
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Interest receivable	(81,749)
Prepaid insurance	(91,667)
Income taxes payable	91,531
Accrued expenses and offering costs	133,000

Net cash provided by operating activities	228,793

Cash flows from investing activities:
Cash held in Trust Account	(121,420,156)

Net cash used in investing activities	(121,420,156)

Cash flows from financing activities:
Proceeds from public offering, net	122,078,959
Proceeds from note payable to stockholder	150,000
Repayment of note to stockholder	(150,000)
Issuance of shares to founders	1,000

Net cash provided by financing activities	122,079,959
Net increase in cash and cash equivalents	888,596
Cash and cash equivalents - beginning of period	0

Cash and cash equivalents - end of period	888,596

See notes to financial statements

F-5

TAC ACQUISITION CORP.

(a development stage company)

Notes to Financial Statements

August 12, 2005

NOTE A – ORGANIZATION AND BUSINESS OPERATIONS

TAC Acquisition Corp. (the “Company”) was incorporated in Delaware on March 3, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the technology-related sector through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

The registration statement for the Company’s initial public offering (“IPO”) was declared effective June 28, 2005. The Company consummated the IPO on July 1, 2005 and received net proceeds of approximately $110,800,000. In addition, on August 12, 2005 the underwriters for the IPO exercised their over-allotment option (the “Over-Allotment Option Exercise” and, together with the IPO, the “Offering”), generating net proceeds of approximately $11,260,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering of Units (as defined in Note C below), although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the technology sector (“Business Combination”). Nonetheless, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of approximately $121,180,000 of the net proceeds is being held in a trust account (“Trust Account”) and is invested in money market funds composed of securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering) vote against the Business Combination, the Business Combination will not be consummated.

With respect to a Business Combination which is approved and consummated (that is, less than 20% of the outstanding stock, excluding, for this purpose, those shares of common stock issued prior to the Offering, vote against the Business Combination), any public stockholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by public stockholders at the consummation of the Offering. Accordingly, public stockholders holding less than 20% of the aggregate number of shares owned by all public stockholders may seek redemption of their shares even in the event a Business Combination is approved. As a result, a portion of the net proceeds from the Offering (19.99% of the amount held in the Trust Account) has been classified as common stock subject to possible redemption in the accompanying August 12, 2005 balance sheet.

In the event that the Company does not consummate a Business Combination within 12 months from the date of the consummation of the Offering, or 18 months from the consummation of the Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the initial stockholders to the extent of their initial stock holdings acquired prior to the Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering, assuming no value is attributed to the Warrants contained in the Units in the Offering (see Note C).

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]	Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

F-6

TAC ACQUISITION CORP.

(a development stage company)

Notes to Financial Statements

August 12, 2005

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[2]	Earnings per common share:

Earnings per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4]	Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

NOTE C – INITIAL PUBLIC OFFERING

On July 1, 2005, the Company sold 20,000,000 units (“Units”) in the IPO for $6.00 per Unit. Each Unit consisted of one share the Company’s common stock, $.0001 par value per share, and two redeemable common stock purchase warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) June 28, 2006 or (b) the completion of a Business Combination with a target business, and expiring June 28, 2010. The Warrants are redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering, the Company issued an option, for $100, to the representative of the underwriters to purchase 1,000,000 units (the underwriters’ unit purchase option or “UPO”) at an exercise price of $7.50 per unit, which otherwise have terms comparable to the Units. The warrants underlying the UPO are exercisable at $6.65 per share. All of the initial stockholders were granted certain registration rights.

On August 12, the Company sold an additional 2,000,000 Units pursuant to the Over-Allotment Option Exercise.

F-7

TAC ACQUISITION CORP.

(a development stage company)

Notes to Financial Statements

August 12, 2005

NOTE D – STOCKHOLDER NOTE PAYABLE

The Company issued a non-interest bearing $150,000 unsecured promissory note to an initial stockholder of the Company on March 14, 2005. In accordance with its terms, the note was repaid on July 1, 2005 from the proceeds of the Offering.

NOTE E – OTHER MATTERS

Certain officers and directors of the Company serve in similar or executive capacities for a publicly traded business development company or other entities that may invest in technology-related companies.

NOTE F – COMMON STOCK RESERVED FOR ISSUANCE

At August 12, 2005, 49,000,000 shares of stock were reserved for issuance upon exercise of redeemable warrants and the UPO.

NOTE G – COMMITMENT AND CONTINGENCIES

Charles Royce, one of the Company’s initial stockholders, has agreed that upon completion of the Offering and within the first sixty trading days after the separate trading of the Warrants and shares of common stock comprising the Units has commenced, he or certain of his affiliates will commit to collectively purchase up to $2 million of Warrants (approximately 2.86 million Warrants, assuming a $.70 per warrant purchase price) in the public market at prices not to exceed $.70 per warrant. Mr. Royce has further agreed that any Warrants purchased by him or his affiliates will not be sold or transferred until the earlier of the completion of a Business Combination and the distribution of the Trust Account to the public stockholders.

F-8